                                                                     EXHIBIT 3.3













                      FIFTH AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP



                                       OF



                              RFS PARTNERSHIP, L.P.


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                                TABLE OF CONTENTS
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ARTICLE I DEFINED TERMS                                                                             2

ARTICLE II PARTNERSHIP CONTINUATION AND IDENTIFICATION                                              9

         2.01.  Continuation........................................................................9
         2.02.  Name, Office and Registered Agent...................................................9
         2.03.  Partners............................................................................9
         2.04.  Term and Dissolution...............................................................10
         2.05.  Filing of Certificate and Perfection of Limited Partnership........................10

ARTICLE III BUSINESS OF THE PARTNERSHIP                                                            11

ARTICLE IV CAPITAL CONTRIBUTIONS AND ACCOUNTS                                                      11

         4.01.  Capital Contributions..............................................................11
         4.02.  Additional Capital Contributions and Issuances of Additional
                  Partnership Interests............................................................11
         4.03.  General Partner Loans..............................................................15
         4.04.  Capital Accounts...................................................................15
         4.05.  Percentage Interests...............................................................15
         4.06.  No Interest on Contributions.......................................................16
         4.07.  Return of Capital Contributions....................................................16
         4.08.  No Third Party Beneficiary.........................................................16

ARTICLE V PROFITS AND LOSSES; DISTRIBUTIONS                                                        16

         5.01.  Allocation of Profit and Loss......................................................16
         5.02.  Distribution of Cash...............................................................19
         5.03.  REIT Distribution Requirements.....................................................21
         5.04.  No Right to Distributions in Kind..................................................21
         5.05.  Limitations on Return of Capital Contributions.....................................21
         5.06.  Distributions Upon Liquidation.....................................................21
         5.07.  Substantial Economic Effect........................................................22

ARTICLE VI RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER                                   22

         6.01.  Management of the Partnership......................................................22
         6.02.  Delegation of Authority............................................................24
         6.03.  Indemnification and Exculpation of Indemnitees.....................................25
         6.04.  Liability of the General Partner...................................................26
         6.05.  Expenditures by the Partnership....................................................27
         6.06.  Outside Activities; Redemption/Tender Offer of REIT Shares.........................27
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         6.07.  Redemption Right With Respect To Preferred Partnership Units.......................28
         6.08.  Employment or Retention of Affiliates..............................................29
         6.09.  Loans to the Partnership...........................................................29
         6.10.  Loans to the General Partner.......................................................29
         6.11.  General Partner Participation......................................................29
         6.12.  Authority on Behalf of Limited Partners............................................30

ARTICLE VII CHANGES IN GENERAL PARTNER                                                             30

         7.01.  Transfer of the General Partner's Partnership Interest.............................30
         7.02.  Admission of a Substitute or Successor General Partner.............................31
         7.03.  Effect of Bankruptcy, Withdrawal, Death or Dissolution  of a General Partner.......32
         7.04.  Removal of a General Partner.......................................................32

ARTICLE VIII RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS                                        34

         8.01.  Management of the Partnership......................................................34
         8.02.  Power of Attorney..................................................................34
         8.03.  Limitation on Liability of Limited Partners........................................34
         8.04.  Ownership by Limited Partner of Corporate General Partner or Affiliate.............34
         8.05.  Limited Partner Redemption Right...................................................34
         8.06.  Registration.......................................................................36
         8.07.  Other Agreements...................................................................40
         8.08.  Outside Activities of Class A Limited Partners.....................................40

ARTICLE IX TRANSFERS OF LIMITED PARTNERSHIP INTERESTS                                              41

         9.01.  Purchase for Investment............................................................41
         9.02.  Restrictions on Transfer of Limited Partnership Interests..........................41
         9.03.  Admission of Substitute Limited Partner............................................42
         9.04.  Rights of Assignees of Partnership Interests.......................................43
         9.05.  Effect of Bankruptcy, Death, Incompetence or  Termination of a Limited Partner.....44
         9.06.  Joint Ownership of Interests.......................................................44

ARTICLE X BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS                                               44

         10.01.  Books and Records.................................................................44
         10.02.  Custody of Partnership Funds; Bank Accounts.......................................45
         10.03.  Fiscal and Taxable Year...........................................................45
         10.04.  Annual Tax Information and Report.................................................45
         10.05.  Tax Matters Partner; Tax Elections; Special Basis Adjustments.....................45
         10.06.  Reports to Limited Partners.......................................................46

ARTICLE XI AMENDMENT OF AGREEMENT                                                                  46
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ARTICLE XII GENERAL PROVISIONS                                                                     47

         12.01.  Notices...........................................................................47
         12.02.  Survival of Rights................................................................47
         12.03.  Additional Documents..............................................................47
         12.04.  Severability......................................................................47
         12.05.  Entire Agreement..................................................................47
         12.06.  Pronouns and Plurals..............................................................48
         12.07.  Headings..........................................................................48
         12.08.  Counterparts......................................................................48
         12.09.  Governing Law.....................................................................48

Exhibit A

Exhibit B
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                                     -iii-

                      FIFTH AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

                                       OF

                              RFS PARTNERSHIP, L.P.

                                    RECITALS

         RFS Partnership, L.P. (the "Partnership") was formed as a limited partnership under the laws of the State of Tennessee by a Certificate of Limited Partnership filed with the Secretary of State of the State of Tennessee on August 3, 1993. The Partnership was governed originally by an agreement of limited partnership maintained at the offices of the Partnership (the "Original Agreement"). The parties to the Original Agreement were RFS Hotel Investors, Inc., a Tennessee corporation (the "Company" and in its capacity as the General Partner, the "General Partner"), and RFS, Inc. (in its capacity as the Original Limited Partner, the "Original Limited Partner"). The Original Agreement was amended and restated on August 13, 1993 (the "First Amended and Restated Agreement") to (i) admit Limited Partners to the Partnership and (ii) provide for the withdrawal of the Original Limited Partner. The First Amended and Restated Agreement was amended on November 19, 1993 (the "First Amendment to the First Amended and Restated Agreement") to change the cash distribution provisions. The First Amendment to the First Amended and Restated Agreement was amended and restated on August 24, 1994 (the "Second Amended and Restated Agreement") to admit additional Limited Partners (the "Class B Limited Partners") to the Partnership. The Second Amended and Restated Agreement was amended and restated on February 27, 1996 (the "Third Amended and Restated Agreement") to (i) issue to itself a preferred general partnership interest and
(ii) restate the Second Amended and Restated Agreement in its entirety. The Third Amended and Restated Agreement was amended and restated on January 3, 1997 to (i) admit additional Class B Limited Partners to the Partnership, (ii) amend certain provisions relating to allocations of items of income, gain and loss on liquidation of the Partnership and (iii) restate the Third Amended and Restated Agreement in its entirety (the "Fourth Amended and Restated Agreement"). The General Partner now desires to (i) reflect its redemption of its Series A Preferred Shares and issuance of Series B Preferred Shares pursuant to Articles of Amendment, dated January 2, 2001, to the Charter, (ii) reflect the redemption of the Series A Preferred Units held by the General Partner, (iii) issue to itself Series B Preferred Partnership Units, (iv) amend certain provisions relating to the powers of the General Partner, and (v) restate the Fourth Amended and Restated Agreement in its entirety.

         NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Fourth Amended and Restated Agreement to read in its entirety as follows:

                                    ARTICLE I

                                  DEFINED TERMS

         The following defined terms used in this Agreement shall have the meanings specified below:

         "ACT" means the Tennessee Revised Uniform Limited Partnership Act, as it may be amended from time to time.

         "ADMINISTRATIVE EXPENSES" means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) all administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers and/or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative expenses incurred by the General Partner that are attributable to Properties owned by the General Partner directly, or to activities of the General Partner not related to the Partnership, the allocation of such administrative expenses between the Partnership and the General Partner shall be determined by the Partnership's independent accounting firm.

         "AFFILIATE" means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such Person, or
(iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

         "AGREED VALUE" means the fair market value of a Partner's non-cash Capital Contribution as of the date of its contribution to the Partnership as agreed to by the contributing Partner and the General Partner. For purposes of this Agreement, unless the General Partner in its sole discretion determines otherwise, the Agreed Value of a Partner's non-cash Capital Contribution shall be equal to the number of Partnership Units received by such Partner in exchange for such contribution, multiplied by the "Market Price" on the date of contribution calculated in accordance with the definition of "Value." The names and addresses of the Partners, the number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions is set forth on Exhibit A attached hereto ("Exhibit A").



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

         "AGREEMENT" means this Fifth Amended and Restated Agreement of Limited Partnership of the Partnership.

         "ARTICLES OF AMENDMENT" means the Articles of Amendment, dated January 2, 2001, to the Charter that govern the Series B Preferred Shares.

         "CAPITAL ACCOUNT" has the meaning provided in Section 4.04 hereof.

         "CAPITAL CONTRIBUTION" means the total amount of capital initially contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner. The paid-in Capital Contribution shall mean the cash amount or the Agreed Value of other assets actually contributed by each Partner to the capital of the Partnership.

         "CASH AMOUNT" means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption.

         "CERTIFICATE" means any instrument or document that is required under the laws of the State of Tennessee, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Tennessee or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Tennessee or such other jurisdiction.

         "CHARTER" means the Amended and Restated Charter of the General Partner on file with the Secretary of State of the State of Tennessee as of the date hereof, as further amended or restated from time to time.

         "CLASS A LIMITED PARTNER" means any Person named as a Class A Limited Partner on Exhibit A, and any Person who becomes a Substitute or additional Class A Limited Partner, in such Person's capacity as a Class A Limited Partner in the Partnership.

         "CLASS B LIMITED PARTNER" means any Person named as a Class B Limited Partner on Exhibit A, and any Person who becomes a Substitute or additional Class B Limited Partner, in such Person's capacity as a Class B Limited Partner in the Partnership.

         "CODE" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code as of the date hereof and any successor provision of the Code.

         "COMMISSION" means the United States Securities and Exchange
Commission.

         "COMPANY" means RFS Hotel Investors, Inc., a Tennessee corporation.



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         "CONVERSION FACTOR" means one (1), provided that in the event that the
General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend distribution, subdivision or combination and, provided further, that in the event that an entity shall cease to be the General Partner (the "Predecessor Entity") and another entity shall become the General Partner (the "Successor Entity") (including, without limitation, pursuant to any merger, consolidation or combination of the Predecessor Entity with or into the Successor Entity), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number (expressed in decimal form) of shares of the Successor Entity into which one REIT Share of the Predecessor Entity is converted pursuant to such merger, consolidation or combination, determined as of the date on which the Successor Entity becomes the General Partner. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         "EVENT OF BANKRUPTCY" as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "GENERAL PARTNER" means RFS Hotel Investors, Inc. and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

         "GENERAL PARTNERSHIP INTEREST" means a Partnership Interest held by a General Partner that is a general partnership interest.

         "HOTELS" means hotel properties owned by the Partnership from time to time.

         "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of his status as the General Partner or a director or officer of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

         "INDEPENDENT DIRECTOR" means a Director of the Company who is not an officer or employee of the Company or an Affiliate of (i) any advisor to the Company under an advisory agreement, (ii) any lessee of any Property, (iii) any subsidiary of the Company, or (iv) any partnership which is an Affiliate of the Company.

         "LIMITED PARTNER" means any Person named as a Class A Limited Partner or a Class B Limited Partner on Exhibit A, and any Person who becomes a Substitute or additional Class A Limited Partner or Class B Limited Partner, in such Person's capacity as a Class A Limited Partner or a Class B Limited Partner in the Partnership.

         "LIMITED PARTNER REDEMPTION RIGHT" has the meaning provided in Section 8.05(a) hereof.

         "LIMITED PARTNERSHIP INTEREST" means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

         "LOSS" has the meaning provided in Section 5.01(h) hereof.

         "MINIMUM LIMITED PARTNERSHIP INTEREST" means the lesser of (i) 1% or
(ii) if the total Capital Contributions to the Partnership exceed $50 million, 1% divided by the ratio of the total Capital Contributions to the Partnership to $50 million; provided, however, that the Minimum Limited Partnership Interest shall not be less than 0.2% at any time.

         "NOTICE OF REDEMPTION" means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

         "PARTNER" means any General Partner or Limited Partner.

         "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(i). A Partner's share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

         "PARTNERSHIP INTEREST" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

         "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner's share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

         "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

         "PARTNERSHIP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as may be amended from time to time.

         "PERCENTAGE INTEREST" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding. The Percentage Interest of each Partner shall be as set forth on Exhibit A, as may be amended from time to time.

         "PERSON" means any individual, partnership, corporation, limited liability company, joint venture, trust or other entity.

         "PREDECESSOR ENTITY" has the meaning provided in the definition of "Conversion Factor" contained herein.

         "PREFERRED PARTNERSHIP INTEREST" means an ownership interest in the Partnership held by the General Partner and includes any and all benefits to which the holder of such a Preferred Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

         "PREFERRED PARTNERSHIP UNIT" means a fractional, undivided share of the Preferred Partnership Interests issued hereunder. The allocation of Preferred Partnership Units among the Partners shall be as set forth on Exhibit A, as may be amended from time to time.

         "PREFERRED SHARE" means a share of preferred stock of the General Partner.

         "PROFIT" has the meaning provided in Section 5.01(h) hereof.

         "PROPERTY" means any hotel property or other investment in which the Partnership holds an ownership interest.

         "REDEEMING LIMITED PARTNER" has the meaning provided in Section 8.05(a) hereof.



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         "REDEMPTION AMOUNT" means either the Cash Amount or the REIT Shares
Amount, as selected by the General Partner in its sole discretion pursuant to
Section 8.05(b) hereof.

         "REDEMPTION SHARES" means REIT Shares that may be issued in redemption of Partnership Units under Section 8.05.

         "REGULATIONS" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

         "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

         "REIT EXPENSES" means (i) costs and expenses relating to the formation and continuity of existence of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this definition, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner, (ii) costs and expenses relating to the public offering and registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission, and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

         "REIT SHARE" means a share of the common stock of the General Partner (or Successor Entity, as the case may be), par value $.01 per share.

         "REIT SHARES AMOUNT" shall mean a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Limited Partner, multiplied by the Conversion Factor; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

         "SERIES B PARTNERSHIP REDEMPTION RIGHT" has the meaning provided in
Section 6.07(b) hereof.

         "SERIES B PREFERENCE VALUE PER UNIT" means, with respect to the Series B Preferred Partnership Units held by the General Partner, the liquidation preference value of $100 per Series B Preferred Partnership Unit.

         "SERIES B PREFERRED PARTNERSHIP UNIT" means a unit of general partnership interest, Series B, of the Partnership.

         "SERIES B PREFERRED RETURN" means (i) for the period prior to December 31, 2005, a fixed per annum rate per Series B Preferred Partnership Unit of 12.50% of the Series B Preference Value per Unit and (ii) for the period beginning on January 1, 2006, as follows for each Series B Preferred Partnership
Unit: (A) a fixed quarterly rate of 3.625% of the Series B Preference Value per Unit for the quarter ending March 31, 2006, (B) a fixed quarterly rate of 4.125% of the Series B Preference Value per Unit for the quarter ending June 30, 2006,
(C) a fixed quarterly rate of 4.625% of the Series B Preference Value per Unit for the quarter ending September 30, 2006, and (D) a fixed quarterly rate of 5.125% of the Series B Preference Value per Unit for the quarter ending December 31, 2006 and thereafter. The Series B Preferred Return will be increased by 0.625% per quarter of the Series B Preference Value per Unit per Series B Preferred Partnership Unit (or 2.50% per annum of the Series B Preference Value per Unit per Series B Preferred Partnership Unit) in the event that and for so long as the Company's Consolidated Total Indebtedness (as defined in the Articles of Amendment) exceed 60% of its Total Asset Value (as defined in the Articles of Amendment). The General Partner's Series B Preferred Return (i) shall be cumulative, (ii) if unpaid, shall accrue interest at an annual rate equal to the distribution rate referred to above in effect from time to time (annualized to the extent that such rate is stated as a quarterly rate), and
(iii) shall be prorated for any partial calendar quarter.

         "SERIES B PREFERRED SHARE" means a share of cumulative preferred stock, Series B, of the General Partner. The Series B Preferred Shares are governed by the Articles of Amendment.

         "SERVICE" means the Internal Revenue Service.

         "SPECIFIED REDEMPTION DATE" means the first business day of the month that is at least 5 business days after the receipt by the General Partner of the Notice of Redemption (or any other date agreed to by the General Partner and the Redeeming Limited Partner).

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "SUBSTITUTE LIMITED PARTNER" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

         "SUCCESSOR ENTITY" has the meaning provided in the definition of "Conversion Factor" contained herein.

         "TRANSACTION" has the meaning provided in Section 7.01.

         "TRANSFER" has the meaning provided in Section 9.02.

         "VALUE" means, with respect to any security, the average of the daily "Market Price" of such security for the ten (10) consecutive trading days immediately preceding the date of such valuation. The Market Price for each such trading day shall be: (i) if such security is listed or admitted to trading on any securities exchange or The Nasdaq National Market, the closing price, regular way, on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such security is not listed or admitted to trading on any securities exchange or The Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a recognized quotation source designed by the Company, or (iii) if such security is not listed or admitted to trading on any securities exchange or The Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a recognized quotation source designed by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the value of such security shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event that any security includes any additional rights, then the Value of such rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE II

                   PARTNERSHIP CONTINUATION AND IDENTIFICATION

         2.01.00 CONTINUATION. The Partners hereby agree to continue the Partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement.

         2.02.00 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership shall be RFS Partnership, L.P. The specified office and place of business of the Partnership shall be 850 Ridge Lake Blvd., Suite 220, Memphis, Shelby County, Tennessee 38120. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's registered agent is Robert M. Solmson, 850 Ridge Lake Blvd., Suite 220, Memphis, Shelby County, Tennessee 38120. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

         2.03.00  PARTNERS.

         (a) The General Partner of the Partnership is RFS Hotel Investors, Inc. Its principal place of business shall be the same as that of the Partnership.

         (b) The Limited Partners shall be those Persons identified as Limited Partners on Exhibit A, as amended from time to time.

         2.04.00  TERM AND DISSOLUTION.

         (a) The term of the Partnership shall continue in full force and effect until December 31, 2050, except that the Partnership shall be dissolved upon the happening of any of the following events:

                  (i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

                  (ii) The passage of 90 days after the sale or other disposition of all or substantially all the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

                  (iii) The redemption of all Limited Partnership Interests (other than any of such interests held by the General Partner); or

                  (iv) The election by the General Partner that the Partnership should be dissolved.

         (b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership's debts and obligations), or (ii) distribute the assets to the Partners in kind according to the order of priority set forth in Section 5.06 hereof.

         2.05.00 FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

                                   ARTICLE III

                           BUSINESS OF THE PARTNERSHIP

         The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. The Limited Partners acknowledge that the status of the Company as a REIT and the avoidance of federal income and excise taxes on the Company inures to the benefit of all the Partners and not solely the General Partner. Notwithstanding the foregoing, the General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

                                   ARTICLE IV

                       CAPITAL CONTRIBUTIONS AND ACCOUNTS

         4.01.00 CAPITAL CONTRIBUTIONS. The General Partner has contributed to the capital of the Partnership cash in the amounts set forth on Exhibit A. The Class A Limited Partners have contributed the Class A Limited Partners' proportionate ownership interests in certain Hotels to the capital of the Partnership. The Class B Limited Partners have contributed the Class B Limited Partners' proportionate ownership interests in certain Hotels to the capital of the Partnership. The Agreed Values of the Partners' Capital Contributions are as set forth opposite their names on Exhibit A.

         4.02.00 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. Except as provided in this Section 4.02 or in Section
4.03 hereof, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.

         (a)  Issuances of Additional Partnership Interests.

                  (i) General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its discretion based upon its good faith determination that the Partnership will receive adequate consideration therefor and without the approval of any Limited Partner, subject to Tennessee law, including, without limitation, (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless either:

                                    (1) (A) the additional Partnership Interests
                           are issued in connection with an issuance of shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.02 and (B) except as provided in
                           Section 4.02(a)(ii) hereof, the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of or other interests in the General Partner, or

                                    (2) the additional Partnership Interests are
                           issued to all Partners in proportion to their respective Percentage Interests.

                  Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

                  (ii) Upon Issuance of New Securities. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.05 hereof), Preferred Shares, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, "New Securities") other than to all holders of REIT Shares or Preferred Shares, respectively, unless (A) the General Partner shall cause the Partnership to issue to the General Partner, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities, and
         (B) the General Partner contributes the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership; provided, however, that the General Partner is allowed to issue New Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of New Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors. Without limiting the foregoing, the General Partner is expressly authorized to issue New Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of each of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise), and
         (y) the General Partner contributes all proceeds from such issuance to the Partnership. By way of example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is one, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

         (b) Certain Deemed Contributions of Proceeds of Issuance of Shares. In connection with any and all issuances of REIT Shares and Preferred Shares, the General Partner shall make a Capital Contribution to the Partnership of the proceeds raised in connection with such issuance as required above, provided that if the proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such underwriting discount and offering expenses in connection with the required issuance of additional Partnership Units to General Partner for such Capital Contribution pursuant to Section 4.02(a) hereof.

         (c) Reimbursement to General Partner upon Repurchase of REIT Shares. If the General Partner shall repurchase shares of any class of the General Partner's capital stock, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the General Partner by the Partnership pursuant to Section 6.05 hereof and the General Partner shall cause the Partnership to cancel a number of Partnership Units of the appropriate class held by the General Partner equal to the quotient of the number of such shares of the General Partner's capital stock divided by the Conversion Factor.

         (d) Minimum Limited Partnership Interest. In the event that either a redemption pursuant to Section 8.05 hereof or an additional Capital Contribution by the General Partner would result in the Limited Partners, in the aggregate, owning less than the Minimum Limited Partnership Interest, the General Partner and the Limited Partners shall form another partnership and contribute sufficient Limited Partnership Interests together with such other Limited Partners so that such partnership owns at least the Minimum Limited Partnership Interest.

         (e) 1993 Plan. The General Partner has established the Amended and Restated 1993 Restricted Stock and Stock Option Plan and may from time to time establish other compensation or other incentive plans to provide incentives to directors, executive officers and certain key employees of the General Partner or its subsidiaries. The following examples are illustrative of the operation of the provisions of Section 4.02(a)(ii) with respect to issuances of New Securities to such directors, officers and employees:

                  (i) If the General Partner awards REIT Shares to any such director, officer or other employee (A) the General Partner shall, as soon as practicable, contribute to the Partnership (to be thereafter taken into account for the purposes of calculating any cash distributable to the Partners) an amount equal to the price, if any, paid to the General Partner by such party for such REIT Shares, and (B) the General Partner shall be issued by the Partnership a number of additional Partnership Units equal to the product of (1) the number of such REIT Shares issued by the General Partner, multiplied by (2) a fraction, the numerator of which is one hundred percent (100%), and the denominator of which is the Conversion Factor in effect on the date of such contribution.

                  (ii) If the General Partner awards an option or warrant relating to REIT shares, whether or not qualifying as an incentive stock option under the Code, to any director, officer or other employee, then the Partnership shall grant to the General Partner a corresponding option or warrant to acquire Partnership Units. Upon the exercise of such option or warrant, (A) the General Partner shall, as soon as practicable after such exercise, contribute to the capital of the Partnership (to be thereafter taken into account for the purposes of calculating distributable cash) an amount equal to the exercise price, if any, paid to the General Partner by such exercising party in connection with the exercise of the option or warrant, and (B) the General Partner shall be issued by the Partnership a number of additional Partnership Units equal to the product of (1) the number of REIT Shares issued by the General Partner in satisfaction of such exercised option or warrant, multiplied by (2) a fraction, the numerator of which is one hundred percent (100%), and the denominator of which is the Conversion Factor in effect on the date of such contribution.

                  (iii) If the General Partner grants any director, officer or employee share appreciation rights, performance share awards or other similar rights ("Incentive Rights"), then simultaneously, the Partnership shall grant to the General Partner corresponding and economically equivalent rights. Consequently, upon the cash payment by General Partner to its directors, officers or employees pursuant to such Incentive Rights, the Partnership shall make an equal cash payment to the General Partner.

         4.03.00 GENERAL PARTNER LOANS. The General Partner may from time to time advance funds to the Partnership for any proper Partnership purpose as a loan ("Funding Loan"), provided that any such funds must first be obtained by the General Partner from a third party lender, and then all of such funds must be loaned by the General Partner to the Partnership on the same terms and conditions, including principal amount, interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such loan from such third party lender. Except for Funding Loans, the General Partner shall not incur any indebtedness for borrowed funds; provided, however, that upon a majority vote of the Independent Directors, any loan proceeds received by the General Partner may be distributed to its shareholders or other equity holders if such loan and distribution have been determined by a majority of the Independent Directors to be necessary to enable the General Partner to maintain its status as a REIT under Sections 856 through 860 of the Code.

         4.04.00 CAPITAL ACCOUNTS. A separate capital account (a "Capital Account") shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires additional Partnership Units in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property in redemption or liquidation of Partnership Units, or (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner in its sole discretion and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership's property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section
5.01 hereof if there were a taxable disposition of such property for its fair market value (as determined by the General Partner in its sole discretion and taking into account Section 7701(g) of the Code) on the date of the revaluation.

         4.05.00 PERCENTAGE INTERESTS. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of outstanding Partnership Units. If the Partners' Percentage Interests are adjusted pursuant to this Section 4.05, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership's property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

         4.06.00 NO INTEREST ON CONTRIBUTIONS. No Partner shall be entitled to interest on its Capital Contribution.

         4.07.00 RETURN OF CAPITAL CONTRIBUTIONS. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

         4.08.00 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

                                    ARTICLE V

                        PROFITS AND LOSSES; DISTRIBUTIONS

         5.01.00  ALLOCATION OF PROFIT AND LOSS.

         (a) Profit. Profit of the Partnership for each fiscal year of the Partnership shall be allocated as follows:

                  (i) First, if the Partners previously have been allocated Loss under Section 5.01(b)(v), to the Partners in accordance with their respective Percentage Interests until the aggregate amount of Profit allocated under this Section 5.01(a)(i) equals the aggregate amount of Loss allocated under Section 5.01(b)(v);

                  (ii) Second, if the General Partner previously has been allocated Loss under Section 5.01(b)(iv), to the General Partner until the aggregate amount of Profit allocated under this Section 5.01(a)(ii) equals the aggregate amount of Loss allocated under Section 5.01(b)(iv);

                  (iii) Third, if the General Partner and the Class B Limited Partners previously have been allocated Loss under Section 5.01(b)(iii), to the General Partner and the Class B Limited Partners in proportion to their Percentage Interests until the aggregate amount of Profit allocated under this Section 5.01(a)(iii) equals the aggregate amount of Loss allocated under Section 5.01(b)(iii);

                  (iv) Fourth, if the Class A Limited Partners previously have been allocated Loss under Section 5.01(b)(ii), to the Class A Limited Partners in proportion to their Percentage Interests until the aggregate amount of Profit allocated under this Section 5.01(a)(iv) equals the aggregate amount of Loss allocated under Section 5.01(b)(ii);

                  (v) Fifth, to the General Partner until the aggregate amount of Profit allocated to the General Partner under this Section 5.01(a)(v) for the current and all prior years equals the aggregate amount of cash distributed to the General Partner under Section 5.02(a)(i) for the current and all prior years;

                  (vi) Sixth, to the General Partner and the Class B Limited Partners in proportion to their Percentage Interests until the aggregate amount of Profit allocated to the General Partner and the Class B Limited Partners under this Section 5.01(a)(vi) for the current and all prior years equals the aggregate amount of cash distributed to the General Partner and the Class B Limited Partners under Section 5.02(a)(ii) for the current and all prior years;

                  (vii) Seventh, to the Class A Limited Partners in proportion to their Percentage Interests until the aggregate amount of Profit allocated to the Class A Limited Partners under this Section 5.01(a)(vii) for the current and all prior years equals the aggregate amount of cash distributed to the Class A Limited Partners under
         Section 5.02(a)(iii) for the current and all prior years; and

                  (viii) Thereafter, any remaining Profit shall be allocated among the Partners in accordance with their respective Percentage Interests.

         (b) Loss. Loss of the Partnership for each fiscal year of the Partnership shall be allocated as follows:

                  (i) First, if the Partners previously have been allocated Profit under Section 5.01(a)(viii), Loss shall be allocated among the Partners in accordance with their respective Percentage Interests until the aggregate amount of Loss allocated under this Section 5.01(b)(i) equals the aggregate amount of Profit allocated under Section 5.01(a)(viii);

                  (ii) Second, if the Class A Limited Partners previously have been allocated Profit under Section 5.01(a)(vii), Loss shall be allocated to the Class A Limited Partners in proportion to their Percentage Interests until the aggregate amount of Loss allocated under this Section 5.01(b)(ii) equals the aggregate amount of Profit allocated under Section 5.01(a)(vii);

                  (iii) Third, if the General Partner and the Class B Limited Partners previously have been allocated Profit under Section 5.01(a)(vi), Loss shall be allocated to the General Partner and the Class B Limited Partners in proportion to their Percentage Interests until the aggregate amount of Loss allocated under this Section 5.01(b)(iii) equals the aggregate amount of Profit allocated under
         Section 5.01(a)(vi);

                  (iv) Fourth, if the General Partner previously has been allocated Profit under Section 5.01(a)(v), Loss shall be allocated to the General Partner until the aggregate amount of Loss allocated under this Section 5.01(b)(iv) equals the aggregate amount of Profit allocated under Section 5.01(a)(v); and

                  (v) Thereafter, any remaining Loss shall be allocated among the Partners in accordance with their respective Percentage Interests.

         (c) Depreciation and Amortization Deductions. Depreciation and amortization deductions for each fiscal year of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests.

         (d) Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a "nonrecourse deduction" within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated among the Partners in accordance with their respective Percentage Interests, (ii) any expense of the Partnership that is a "partner nonrecourse deduction" within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner's "interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner's Percentage Interest.

         (e) Qualified Income Offset. If a Limited Partner receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a negative balance in such Partner's Capital Account that exceeds the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such negative Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Limited Partner in accordance with this Section 5.01(e), to the extent permitted by

Regulations Section 1.704-1(b) and Section 5.01(f), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(e).

         (f) Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner's Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(f), to the extent permitted by Regulations Section 1.704-1(b), Profit shall be allocated to such Partner in an amount necessary to offset the Loss previously allocated to such Partner under this Section 5.01(f).

         (g) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee either (i) as if the Partnership's fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee.

         (h) Definition of Profit and Loss. "Profit" and "Loss" and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Section 5.01(c), 5.01(d), 5.01(e), 5.01(f), or 5.06(a)(ii). All allocations of income, Profit, gain, Loss, and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code and such election shall be binding on all Partners.

         5.02.00  DISTRIBUTION OF CASH.

         (a) The General Partner shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period), as follows:

                  (i) First, to the General Partner until the General Partner has received an amount equal to the excess, if any, of (A) its cumulative Series B Preferred Return for the current and all prior years over (B) the sum of all prior distributions to the General Partner pursuant to this Section 5.02(a)(i);

                  (ii) Second, to the General Partner and the Class B Limited Partners in proportion to their Percentage Interests until the General Partner has received, on a cumulative basis, an amount sufficient to provide the General Partner with Funds From Operations (net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures) each year equal to $1.00 per share of common stock of the General Partner, based on the weighted average number of such shares outstanding during such year;

                  (iii) Third, to the Class A Limited Partners in proportion to their Percentage Interests until the Class A Limited Partners have received, on a cumulative basis, an amount per Partnership Unit equal to the amount per Partnership Unit received by the General Partner and Class B Limited Partners under Section 5.02(a)(ii) hereof; and

                  (iv) Thereafter, to the Partners in accordance with their respective Percentage Interests.

         (b) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a dividend with respect to a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

         (c) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445, and 1446 of the Code. If the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or its assignee (including by reason of Section 1446 of the Code) and if the amount to be distributed to the Partner (the "Distributable Amount") equals or exceeds the amount required to be withheld by the Partnership (the "Withheld Amount"), the Withheld Amount shall be treated as a distribution of cash to such Partner. If, however, the Distributable Amount is less than the Withheld Amount, no amount shall be distributed to the Partner, the Distributable Amount shall be treated as a distribution of cash to such Partner, and the excess of the Withheld Amount over the Distributable Amount shall be treated as a loan (a "Partnership Loan") from the Partnership to the Partner on the day the Partnership pays over such excess to a taxing authority. A Partnership Loan may be repaid, at the election of the General Partner in its sole discretion, either
(i) through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee, or (ii) at any time more than twelve (12) months after a Partnership Loan arises, by cancellation of Partnership Units with a value equal to the unpaid balance of the Partnership Loan (including accrued interest). Any amounts treated as a Partnership Loan pursuant to this Section 5.02(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal (or an equivalent successor publication), or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership is deemed to extend the loan until such loan is repaid in full.

         5.03.00 REIT DISTRIBUTION REQUIREMENTS. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code and (ii) to avoid any federal income or excise tax liability imposed by the Code.

         5.04.00 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

         5.05.00 LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution which includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets.

         5.06.00  DISTRIBUTIONS UPON LIQUIDATION.

         (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of this Section 5.06(a), the Capital Account of each Partner shall be determined (i) after all adjustments made in accordance with Sections 5.01 and 5.02 hereof resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets and (ii) if the General Partner's cumulative Series B Preferred Return for the current and all prior years exceeds the sum of all prior distributions to the General Partner pursuant to Section 5.02(a)(i) hereof, after the General Partner has been allocated income or gain equal to such excess. Any distributions pursuant to this Section 5.06 shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations of the Partnership.

         (b) If the General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Sections 5.01 and 5.02 hereof resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, the General Partner shall contribute to the Partnership an amount of cash equal to the negative balance in its Capital Account and such cash shall be paid or distributed by the Partnership to creditors, if any, and then to the Limited Partners in accordance with Section 5.06(a). Such contribution by the General Partner shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

         5.07.00 SUBSTANTIAL ECONOMIC EFFECT. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

                                   ARTICLE VI

              RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

         6.01.00  MANAGEMENT OF THE PARTNERSHIP.

         (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

                  (i) to acquire, purchase, own, lease and dispose of any or all real property and any or all other property or assets that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

                  (ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

                  (iii) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

                  (iv) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

                  (v) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the General Partner or the Partnership, to third parties or to the General Partner as set forth in this Agreement;

                  (vi) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

                  (vii) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; provided, however, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

                  (viii) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

                  (ix) to make or revoke any election permitted or required of the Partnership by any taxing authority;

                  (x) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

                  (xi) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

                  (xii) to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

                  (xiii) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

                  (xiv) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

                  (xv) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

                  (xvi) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

                  (xvii) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

                  (xviii) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose; and

                  (xix) to merge, consolidate or combine the Partnership with or into another Person (to the extent permitted by applicable law);

                  (xx) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code; and

                  (xxi) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

         (b) In no event shall the General Partner incur or allow to exist as of the end of any month Indebtedness (as defined below) in an amount in excess of thirty percent (30%) of the General Partner's investment in hotel properties, at cost, after giving effect to the General Partner's use of proceeds from any Indebtedness. For purposes of the foregoing restrictions, "Indebtedness" of the General Partner shall mean all obligations of the General Partner, the Partnership or any other subsidiaries or partnerships in which the General Partner serves as general partner, for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including obligations under capital leases.

         6.02.00 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

         6.03.00  INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.

         (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

         (b) The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

         (c) The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

         (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

         (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (h) The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         6.04.00  LIABILITY OF THE GENERAL PARTNER.

         (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

         (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. In any case in which the General Partner determines in good faith that the interests of the Limited Partners and the General Partner's shareholders may conflict, the Limited Partners further acknowledge and agree that the General Partner shall be deemed to have discharged its fiduciary duties to the Limited Partners by discharging such duties to the General Partner's shareholders.

         (c) Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

         (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

         (e) Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

         6.05.00 EXPENDITURES BY THE PARTNERSHIP. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures (including REIT Expenses and Administrative Expenses) shall be made on behalf of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including REIT Expenses and Administrative Expenses) incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.

         6.06.00  OUTSIDE ACTIVITIES; REDEMPTION/TENDER OFFER OF REIT SHARES.

         (a) Subject to Section 6.11 hereof, the Charter and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

         (b) In the event the General Partner redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from it a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner redeemed such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are redeemed by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General

Partner's Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

         6.07.00  REDEMPTION RIGHT WITH RESPECT TO PREFERRED PARTNERSHIP UNITS.

         (a) Mandatory Redemption. In the event the General Partner redeems all of the Series B Preferred Shares as a result of the occurrence of a "Redemption Event" under the Articles of Amendment, or in the event the holders of the Series B Preferred Shares are entitled to have such shares repurchased pursuant to the terms of the Series B Cumulative Stock Purchase Agreement under which such shares were originally issued and sold by the General Partner, the Partnership shall redeem all of the Series B Preferred Partnership Units held by the General Partner at the applicable redemption price reflected below plus accrued and unpaid distributions, together with interest thereon (if any), to the date of redemption.


                                                       Redemption Price Per
                                                        Series B Preferred
     Date of Redemption                                  Partnership Unit
     ------------------                                  ----------------
     Prior to December 31, 2001                              $103.00
     January 1, 2002 through December 31, 2002               $102.00
     January 1, 2003 through December 31, 2003               $101.00
     After January 1, 2004                                   $100.00

         (b) Voluntary Redemption of Series B Preferred Partnership Units. On and after December 31, 2003, the Partnership may, at its option following notice as described below, redeem at any time all of the Series B Preferred Partnership Units held by the General Partner (the "Series B Partnership Redemption Right") at a redemption price per Series B Preferred Partnership Unit, payable in cash, equal to the sum of (i) the Series B Preference Value per Unit and (ii) the excess, if any, of (A) the General Partner's cumulative Series B Preferred Return for the current and all prior years (up to and including the date of redemption) with respect to the Series B Preferred Partnership Unit (including accrued and unpaid interest thereon up to and including the date of redemption) over (B) the sum of all prior distributions to the General Partner with respect to such Series B Preferred Partnership Unit pursuant to Section 5.02(a)(i) hereof. The Partnership shall exercise the Series B Partnership Redemption Right by notifying the General Partner of the redemption not less than 30 nor more than 60 days prior to the redemption date and by specifying in such notice the redemption date and the redemption price. If the General Partner exercises its voluntary redemption right with respect to the Series B Preferred Shares, then the exercise of the Series B Partnership Redemption Right will become mandatory. Similarly, if the Partnership exercises the Series B Partnership Redemption Right, the General Partner agrees to redeem a corresponding portion of the Series B Preferred Shares.

         (c) On and after the redemption date, the Series B Preferred Return will no longer accrue or accumulate with respect to the Series B Preferred Partnership Units redeemed by the Partnership. In addition, the General Partner shall have no right, with respect to the Series B Preferred Partnership Units so redeemed, to receive any distribution payable after the redemption date unless the General Partner was the holder of record of such Units on the record date of the distribution.

         6.08.00  EMPLOYMENT OR RETENTION OF AFFILIATES.

         (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

         (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

         (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

         (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

         6.09.00 LOANS TO THE PARTNERSHIP. If additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the Partnership may borrow such funds as are needed from the General Partner or any Affiliate of the General Partner for such period of time and on such terms as the General Partner or its Affiliate may agree, provided that the terms shall be substantially equivalent to the terms that could be obtained from a third party on an arm's-length basis.

         6.10.00 LOANS TO THE GENERAL PARTNER. If additional funds are required by the General Partner for any purpose relating to the business of the General Partner or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the General Partner may borrow such funds as are needed from the Partnership or any Affiliate of the Partnership for such period of time and on such terms as the Partnership or its Affiliate may agree, provided that the terms shall be substantially equivalent to the terms that could be obtained from a third party on an arm's-length basis.

         6.11.00 GENERAL PARTNER PARTICIPATION. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development and/or ownership of hotels or other property, shall be conducted through the Partnership;

provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of New Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors. The General Partner also agrees that all borrowings shall constitute Funding Loans, subject to the exception set forth in Section 4.03 hereof.

         6.12.00 AUTHORITY ON BEHALF OF LIMITED PARTNERS. Subject to the terms of this Agreement, the General Partner shall have the right, power and authority to negotiate and conclude agreements with any Person (including, without limitation, an Affiliate of the General Partner) on behalf of the Limited Partners in any transaction involving the sale or exchange of all of the Partnership Interests and to sell to or exchange with any Person all of the Partnership Interests for such consideration and on such terms as the General Partner may determine.

                                   ARTICLE VII

                           CHANGES IN GENERAL PARTNER

         7.01.00  TRANSFER OF THE GENERAL PARTNER'S PARTNERSHIP INTEREST.

         (a) Other than to an Affiliate of the General Partner, the General Partner may not transfer any of its General Partnership Interest or Limited Partnership Interest or withdraw as General Partner except as provided in
Section 7.01(c).

         (b) The General Partner agrees that it will at all times own at least a 10% Partnership Interest.

         (c) The General Partner shall not engage in any merger, consolidation or other combination with or into another Person or any sale of all or substantially all of its assets (other than in connection with a change in the General Partner's state of incorporation or organizational form) (a "Transaction"), unless one of the following conditions is met: (i) the consent of Limited Partners (other than the General Partner or any wholly-owned Subsidiary) holding more than 50% of the Percentage Interests of the Limited Partners (other than those held by the General Partner or any wholly-owned Subsidiary) is obtained; (ii) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership or other transaction (including, without limitation, a sale or exchange of Partnership Interests pursuant to Section 6.12 hereof) as a result of which all Limited Partners, other than the General Partner or any wholly-owned Subsidiary, will receive for each Partnership Unit an amount of cash, securities, or other property (or a partnership interest or other security readily convertible into such cash, securities or other property) no less than the product of the Conversion Factor and the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) paid in the Transaction in consideration for REIT Shares, provided, that if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50 percent of the outstanding REIT Shares would have received had they (A) exercised their Redemption Right and received REIT shares and (B) sold, tendered or exchanged such REIT shares pursuant to the Offer the REIT Shares received upon exercise of the Limited Partner Redemption Right immediately prior to the expiration of the Offer; (iii) the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any wholly-owned Subsidiary) receive an amount of cash, securities, or other property (expressed as an amount per Partnership Unit) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares; or (iv) the General Partner merges, consolidates or combines with or into another entity and, immediately after such merger or consolidation (A) substantially all of the assets of the successor or surviving entity (the "Surviving General Partner"), other than Partnership Units held by the General Partner and the ownership interests in any wholly-owned Subsidiaries held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined pursuant to Section 7.04(c) of the Code
(B) the Surviving General Partner expressly agrees to assume all obligations of the General Partner hereunder, and (C) the Conversion Factor is adjusted appropriately to reflect the ratio at which REIT Shares are converted into shares of the surviving entity. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 7.01(c). The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares and/or options, warrants or other rights relating thereto, and to which a holder of Partnership Units could have acquired had such Partnership Units been redeemed immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The above provisions of this Section 7.01(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

         7.02.00 ADMISSION OF A SUBSTITUTE OR SUCCESSOR GENERAL PARTNER. A Person shall be admitted as a substitute or successor General Partner of the Partnership if the following exclusive terms and conditions are satisfied:

         (a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

         (b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

         (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes or (ii) the loss of any Limited Partner's limited liability.

         7.03.00 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER.

         (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

         (b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of the Limited Partners (other than the General Partner or any wholly-owned Subsidiary) holding more than 66 2/3% of the Percentage Interests of the Limited Partners (other than the General Partner or any wholly-owned Subsidiary). If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

         7.04.00  REMOVAL OF A GENERAL PARTNER.

         (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

         (b) If a General Partner has been removed pursuant to this Section 7.04 and the Partnership is continued pursuant to Section 7.03 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership (i) to the substitute General Partner approved by a majority-in-interest of the Limited Partners in accordance with Section 7.03(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority-in-interest of the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the General Partner and a majority-in-interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the General Partner's General Partnership Interest within 30 days of the General Partner's removal, and the fair market value of the General Partner's General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the General Partner's General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the General Partner's General Partnership Interest shall be the average of the two appraisals closest in value.

         (c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled to retain only distributions or allocations of such items which it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b) hereof.

         (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section 7.04.

                                  ARTICLE VIII

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

         8.01.00 MANAGEMENT OF THE PARTNERSHIP. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

         8.02.00 POWER OF ATTORNEY. Each Limited Partner hereby irrevocably appoints the General Partner his true and lawful attorney-in-fact, who may act for each Limited Partner and in his name, place and stead, and for his use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement (including specifically, but without limitation, the provisions of Article VI with respect to the making of any amendments hereto and the provisions of Section 6.12 hereof and any related sale or exchange of such Limited Partner's Partnership Interests) and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of his Interest in the Partnership.

         8.03.00 LIMITATION ON LIABILITY OF LIMITED PARTNERS. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of his Capital Contribution, if any, as and when due hereunder. After his Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

         8.04.00 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

         8.05.00  LIMITED PARTNER REDEMPTION RIGHT.

         (a) Subject to Section 8.05(c) and the provisions of any agreements between the Partnership and one or more Limited Partners, each Class A Limited Partner shall have the right to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Class A Limited Partner at a redemption price equal to and in the form of the Redemption Amount. Subject to Section 8.05(c), each Class B Limited Partner shall have the right to require the Partnership to redeem on a Specified Redemption Date all or a portion of such Class B Limited Partner's Partnership Units, at a redemption price equal to and in the form of the Redemption Amount subject to any restriction agreed to in writing between the Redeeming Limited Partner and the General Partner. The redemption right described in this Section 8.05 shall be referred to as the "Limited Partner Redemption Right." The Limited Partner Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the Limited Partner Redemption Right (the "Redeeming Limited Partner"). A Limited Partner may not exercise the Limited Partner Redemption Right for less than three hundred (300) Partnership Units or, if such Limited Partner holds less than three hundred (300) Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Limited Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

         (b) Notwithstanding the provisions of Section 8.05(a), the General Partner may, in its sole and absolute discretion, assume directly and satisfy a Limited Partner Redemption Right by paying to the Redeeming Limited Partner the Redemption Amount on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Limited Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event the General Partner shall exercise its right to satisfy the Limited Partner Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner's exercise of the Limited Partner Redemption Right, and each of the Redeeming Limited Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Limited Partner as a sale of the Redeeming Limited Partner's Partnership Units to the General Partner for federal income tax purposes. Each Redeeming Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Limited Partner Redemption Right.

         (c) The Partnership or the General Partner, as the case may be, shall pay the Cash Amount to a Redeeming Limited Partner as the Redemption Amount for such Partner if (i) the acquisition of REIT Shares by such Partner on the Specified Redemption Date would (A) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the "Ownership Limit," as defined in the Charter and calculated in accordance therewith, except as provided in the Charter, (B) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in the Charter, (C) result in the General Partner being "closely held" within the meaning of Section 856(h) of the Code, (D) cause the General Partner to own, directly or constructively, 10% or more of the ownership interests in a tenant of the General Partner's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (E) cause the acquisition of REIT Shares by such Partner to be "integrated" with any other distribution of REIT Shares for purposes of complying with the registration provisions of the Securities Act of 1933, as amended, or (ii) the Partnership or the General Partner, as the case may be, so elects in its sole discretion. Any Cash Amount or REIT shares to be paid to a redeeming Limited Partner pursuant to this
Section 8.05 shall be paid within five (5) business days after the initial date of receipt by the General Partner of the Notice of Redemption relating to the Partnership Units to be redeemed; provided, however, that such five (5) day period may be extended for up to an additional one hundred eighty (180) day period to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount and provided further, that the Partnership shall pay interest at the Prime Rate as published in The Wall Street Journal, Eastern Edition, from time to time on the Cash Amount from the expiration of the five day period to the date of payment. Notwithstanding the foregoing, the General Partner and the Partnership agree to use their best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible. If a Class B Limited Partner exercises its Limited Partner Redemption Right and the Partnership or the General Partner, as the case may be, elects to pay the REIT Shares Amount rather than the Cash Amount, the REIT Shares received by such Class B Limited Partner shall be properly registered under the Securities Act of 1933, as amended.

         (d) Each certificate, if any, evidencing REIT Shares that may be issued in redemption of Partnership Units under this Section 8.05 (the "Redemption Shares") shall bear a restrictive legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law. No transfer of the Shares represented by this certificate shall be valid or effective unless (A) such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or (B) the holder of the securities proposed to be transferred shall have delivered to the company either a no-action letter from the Securities and Exchange Commission or an opinion of counsel (who may be an employee of such holder) experienced in securities matters to the effect that such proposed transfer is exempt from the registration requirements of the act which opinion shall be reasonably satisfactory to the company."

         8.06.00  REGISTRATION.

         (a) Shelf Registration. Subject to the provisions of agreements between the General Partner and the Limited Partners, at the request of a Class B Limited Partner, the General Partner agrees to file with the Commission a shelf registration statement under Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission (the "Shelf Registration"), with respect to all of the REIT Shares that may be issued in redemption of Partnership Units under Section 8.05 above (the "Redemption Shares"). The General Partner will use its best efforts to have the Shelf Registration declared effective under the Securities Act to permit the disposition of the Redemption Shares by the holders thereof in accordance with the method or methods of disposition specified by the holders, and to keep the Shelf Registration continuously effective until the earliest of (the "Shelf Registration Period") (i) two years after the effective date thereof, (ii) the date when all of the Redemption Shares are sold thereunder, or

(iii) the date on which all of the holders of Redemption Shares, pursuant to Rule 144(k) under the Securities Act, may sell the Redemption Shares without registration under the Securities Act of 1933, as amended (the "Securities Act"). The General Partner further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for the Shelf Registration. Notwithstanding the foregoing, if for any reason the effectiveness of the Shelf Registration is delayed or suspended or it ceases to be available for sales of Redemption Shares thereunder, the Shelf Registration Period shall be extended by the aggregate number of days of such delay, suspension or unavailability.

         (b) Registration and Qualification Procedures. The General Partner will:

                  (i) prepare and file with the Commission a registration statement, including amendments thereof and supplements relating thereto, with respect to the Redemption Shares, in connection with which the General Partner will give each holder of Redemption Shares, their underwriters, if any, and their counsel and accountants a reasonable opportunity to participate in the preparation thereof and will give such persons reasonable access to its books, records, officers and independent public accountants;

                  (ii) use its best efforts to cause the registration statement to be declared effective by the Commission;

                  (iii) keep the registration statement effective and the related prospectus current throughout the Shelf Registration Period; provided, however, that the General Partner shall have no obligation to file any amendment or supplement at its own expense more than ninety
         (90) days after the effective date of the registration statement;

                  (iv) furnish to each holder of Redemption Shares such numbers of copies of prospectuses, and supplements or amendments thereto, and such other documents as such holder reasonably requests;

                  (v) register or qualify the securities covered by the registration statement under the securities or blue sky laws of such jurisdictions within the United States as any holder of Redemption Shares shall reasonably request, and do such other reasonable acts and things as may be required of it to enable such holders to consummate the sale or other disposition in such jurisdictions of the Redemption Shares; provided, however, that the General Partner shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or
         (ii) qualify as a dealer in securities;

                  (vi) furnish, at the request of the holders of Redemption Shares, on the date Redemption Shares are delivered to the underwriters for sale pursuant to such registration, or, if such Shares are not being sold through underwriters, on the date the Shelf Registration with respect to such Redemption Shares becomes effective, (A) a securities opinion of counsel representing the General Partner for the purposes of such registration covering such legal matters as are customarily included in such opinions and (B) letters of the firm of independent public accountants that certified the financial statements included in the registration statement, addressed to the underwriters, covering substantially the same matters as are customarily covered in accountant's letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such holders (or the underwriters, if any) may reasonably request;

                  (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its shareholders as soon as reasonably practicable, but not later than sixteen (16) months after the effective date of the Shelf Registration, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the Shelf Registration, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act;

                  (viii) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided herein, containing customary (A) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions and (B) representations, warranties, covenants, indemnities, terms and conditions; and

                  (ix) keep the holders of Redemption Shares advised as to the initiation and progress of the registration.

         (c) Allocation of Expenses. The Partnership shall pay all expenses in connection with the Shelf Registration, including without limitation (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, except to the extent holders of Redemption Shares elect to engage accountants or attorneys in addition to the accountants and attorneys engaged by the General Partner, (v) accounting expenses incident to or required by any such registration or qualification and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, the Partnership shall not be liable for (A) any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares, or (B) any fees or expenses incurred by holders of Redemption Shares in connection with such registration which, according to the written instructions of any regulatory authority, the Partnership is not permitted to pay.

         (d)  Indemnification.

                  (i) In connection with the Shelf Registration, the General Partner and the Partnership agree to indemnify holders of Redemption Shares within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in the Shelf Registration, preliminary prospectus or prospectus (as amended or supplemented if the General Partner shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission, or alleged omission based upon information furnished to the General Partner expressly for use therein. The General Partner and each officer, director and controlling person of the General Partner shall be indemnified by each holder of Redemption Shares covered by the Shelf Registration for all such losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any such untrue, or alleged untrue, statement or any such omission, or alleged omission, based upon information furnished to the General Partner expressly for use therein in a writing signed by the holder.

                  (ii) Promptly upon receipt by a party indemnified under this
         Section 8.06(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8.06(d), such indemnified party shall notify the General Partner in writing of the commencement of such action, but the failure to so notify the General Partner shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 8.06(d) unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the General Partner as above provided, the General Partner shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the General Partner or the Partnership agrees to pay the same, (ii) the General Partner fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the General Partner by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the General Partner shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent.

         (e)  Contribution.

                  (i) If for any reason the indemnification provisions contemplated by Section 8.06(d) are either unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the party that would otherwise be required to provide indemnification or the indemnifying party (in either case, for purposes of this Section 8.06(e), the "Indemnifying Party") in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by the party that would otherwise be entitled to indemnification or the indemnified party (in either case, for purposes of this Section 8.06(e), the "Indemnified Party") as a result of such losses, claims, damages, liabilities or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party. In no event shall any holder of Redemption Shares covered by the Shelf Registration be required to contribute an amount greater than the dollar amount of the proceeds received by such holder from the sale of Redemption Shares pursuant to the registration giving rise to the liability.

                  (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.06(e) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity determined to have committed a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (iii) The contribution provided for in this Section 8.06(e) shall survive the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party.

         (f) Listing on Securities Exchange. If the General Partner shall list or maintain the listing of any shares of Common Stock on any securities exchange or national market system, it will at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

         8.07.00  OTHER AGREEMENTS.

         The Partnership may enter into one or more agreements with its Limited Partners with respect to the matters described in Sections 8.05 and 8.06 hereof, including with respect to the redemption of Units, the registration of REIT Shares issued upon redemption of such Units and certain other matters specific to some but not all Partners. The existence and operation of such agreements shall not modify or terminate the rights, benefits or obligations of any Partner who is not a party to such agreements under this Agreement or applicable law.

         8.08.00  OUTSIDE ACTIVITIES OF CLASS A LIMITED PARTNERS.

         (a) No Class A Limited Partner or director, shareholder or Affiliate of a Class A Limited Partner may (i) invest in any motel or hotel property or (ii) manage or agree to manage a motel or hotel property, except for a Property or any other hotel or motel property in which the General Partner or the Partnership has an ownership interest, that, at the time such management is undertaken or agreement to manage is entered into, is located within a 20-mile radius of a Property or any other motel or hotel property in which the General Partner has an ownership interest.

         (b) The General Partner, in its sole discretion, may waive the restrictions on Class A Limited Partners set forth in Section 8.08(a) above as to (i) any particular business venture in which a Limited Partner proposes to engage or (ii) any particular Class A Limited Partner.

                                   ARTICLE IX

                   TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

         9.01.00  PURCHASE FOR INVESTMENT.

         (a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

         (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

         9.02.00  RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS.

         (a) Except as otherwise provided in Section 9.02(d) hereof, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer his Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") without the written consent of the General Partner, which consent may be withheld in the sole discretion of the General Partner. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

         (b) No Limited Partner may effect a Transfer of his Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or "Blue Sky" law (including investment suitability standards).

         (c) No transfer by a Limited Partner of his Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

         (d) Section 9.02(a) shall not apply to the following transactions, except that the General Partner may require that the transferor assume all costs incurred by the Partnership in connection therewith:

                  (i) any Transfer by a Limited Partner pursuant to the exercise of its Limited Partner Redemption Right under Section 8.05 hereof;

                  (ii) any Transfer by a Limited Partner that is a corporation or other business entity to any of its Affiliates or subsidiaries or to any successor in interest of such Limited Partner; or

                  (iii) any donative Transfer by an individual Limited Partner to his immediate family members or any trust in which the individual or his immediate family members own, collectively, 100% of the beneficial interests. For purposes of this Section 9.02(c)(iii), the term "immediate family member" shall be deemed to include only an individual Limited Partner's spouse, children (including step-children and adopted children) and grandchildren.

         (e) Any Transfer in contravention of any of the provisions of this
Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

         9.03.00  ADMISSION OF SUBSTITUTE LIMITED PARTNER.

         (a) Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                  (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

                  (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

                  (iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof.

                  (iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

                  (v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

                  (vi) The assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and filing and publication costs in connection with his substitution as a Limited Partner.

                  (vii) The assignee has obtained the prior written consent of General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of General Partner's sole and absolute discretion.

                  (viii) The assignee shall surrender to the General Partner any certificate evidencing the Limited Partnership Interest properly endorsed for transfer.

         (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents, or the date on which the General Partner has received all necessary instruments of transfer and substitution.

         (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

         9.04.00  RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.

         (a) Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof.

         (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Limited Partnership Interest.

         9.05.00 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

         9.06.00 JOINT OWNERSHIP OF INTERESTS. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

                                    ARTICLE X

                   BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

         10.01.00 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours. The corporate Secretary of the General Partner shall serve as the transfer agent for the certificates representing the Partnership Units.

         10.02.00  CUSTODY OF PARTNERSHIP FUNDS; BANK ACCOUNTS.

         (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

         (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

         10.03.00 FISCAL AND TAXABLE YEAR. The fiscal and taxable year of the Partnership shall be the calendar year.

         10.04.00 ANNUAL TAX INFORMATION AND REPORT. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

         10.05.00 TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS.

         (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

         (b) All elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

         (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

         10.06.00  REPORTS TO LIMITED PARTNERS.

         (a) The books of the Partnership shall be audited annually as of the end of each fiscal year of the Partnership by accountants selected by the General Partner, who shall be the same accountants responsible for the examination of the General Partner's books. The General Partner shall determine and prepare an annual balance sheet, a statement of partners' capital as of the end of such year, as well as statements of cash flow and income, all in accordance with generally accepted accounting principles and accompanied by an independent auditor's report (collectively, the "Financial Statements"), together with all supplementary schedules and information prepared by the accountants related thereto. As a note to such Financial Statements, the General Partner shall prepare a schedule of all loans to the Partnership. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement. Within 90 days after the end of each fiscal year, the General Partner shall transmit the Financial Statements to the Limited Partners. The General Partner also shall prepare quarterly unreviewed Financial Statements and shall transmit such statements to the Limited Partners within 45 days of the end of each fiscal quarter of the Partnership.

         (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

                                   ARTICLE XI

                             AMENDMENT OF AGREEMENT

         The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of Limited Partners (other than the General Partner or any wholly-owned Subsidiary) holding more than 66 2/3% of the Percentage Interests of the Limited Partners (other than the General Partner or any wholly-owned Subsidiary):

         (a) any amendment adversely affecting the operation of the Conversion Factor or the Limited Partner Redemption Right;

         (b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder;

         (c) any amendment that would materially affect the rights of the Limited Partners to receive allocations of Profit and Loss; or

         (d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

         The foregoing shall not limit the Partnership's or the General Partner's rights to issue Additional Partnership Interests and New Securities pursuant to Section 4.02. Notwithstanding the foregoing, the General Partner, without the consent of the Limited Partners, may amend this agreement in any respect in connection with a Transaction complying with the provisions of
Section 7.01(c) hereof.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.01.00 NOTICES. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

         12.02.00 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

         12.03.00 ADDITIONAL DOCUMENTS. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

         12.04.00 SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

         12.05.00 ENTIRE AGREEMENT. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         12.06.00 PRONOUNS AND PLURALS. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

         12.07.00 HEADINGS. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

         12.08.00 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

         12.09.00 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

         IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Fifth Amended and Restated Agreement of Limited Partnership, all as of the 2nd day of January, 2001.


                                    GENERAL PARTNER:

                                    RFS HOTEL INVESTORS, INC., a
                                    Tennessee corporation



                                    By:
                                         ---------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------



                                    CLASS A LIMITED PARTNERS:

                                                 *
                                    --------------------------------------------
                                    ROBERT M. SOLMSON


                                                 *
                                    --------------------------------------------
                                    H. LANCE FORSDICK


                                                 *
                                    --------------------------------------------
                                    RFS, INC., a Tennessee corporation



                                    THE ROBERT M. SOLMSON TRUST


                                    By:          *
                                         ---------------------------------------

                                    CLASS B LIMITED PARTNERS:


                                                 *
                                    --------------------------------------------
                                    Michael H. Dubroff


                                                 *
                                    --------------------------------------------
                                    Charles Dubroff


                                    Michel Family Partnership



                                    By:          *
                                         ---------------------------------------


                                    DubFam, Inc.



                                    By:          *
                                         ---------------------------------------


                                    Dubroff Family Partnership



                                    By:          *
                                         ---------------------------------------



                                                 *
                                    --------------------------------------------
                                    Grant Gund

                                                 *
                                    --------------------------------------------
                                    G. Zachary Gund

                                    GORDON GUND-GRANT GUND TRUST:



                                    By:          *
                                         ---------------------------------------
                                            Gordon Gund, Trustee



                                    GORDON GUND-G. ZACHARY GUND TRUST:


                                    By:          *
                                         ---------------------------------------
                                            Gordon Gund, Trustee



                                    DIONIS TRUST:


                                    By:          *
                                         ---------------------------------------
                                            Gordon Gund, Trustee


                                    1988 SCOTT FAMILY TRUST


                                    By:          *
                                         ---------------------------------------
                                          Hugh Scott, Trustee


                                                 *
                                    --------------------------------------------
                                    Robert Hecker

                                    By: RFS Hotel Investors, Inc., an attorney-
                                    in-fact for the named Parties



                                    By:
                                         ---------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                    EXHIBIT A, dated as of November 30, 2000

============================================================================================
                                   Amount or
                                Agreed Value of     Preferred
            Partner                 Capital        Partnership    Partnership    Percentage
          and Address            Contributions        Units          Units        Interest
--------------------------------------------------------------------------------------------
General Partner:
--------------------------------------------------------------------------------------------
RFS Hotel Investors, Inc.
c/o 889 Ridge Lake Blvd
Suite 100
Memphis, TN 38120                  $414,528,000       250,000     25,184,479        90.76768%
--------------------------------------------------------------------------------------------
Class A Limited Partners:
--------------------------------------------------------------------------------------------
H. Lance Forsdick, Sr
c/o 889 Ridge Lake Blvd
Suite 100
Memphis, TN 38120                  $    349,741            --         20,573          .07415%
--------------------------------------------------------------------------------------------
Robert M. Solmson
c/o 889 Ridge Lake Blvd
Suite 100
Memphis, TN 38120                  $     95,353            --          5,609          .02022%
--------------------------------------------------------------------------------------------
The Robert M. Solmson
Trust
c/o 889 Ridge Lake Blvd
Suite 100
Memphis, TN 38120                  $    120,462            --          7,086          .02554%
--------------------------------------------------------------------------------------------
RFS, Inc.
c/o 889 Ridge Lake Blvd
Suite 100
Memphis, TN 38120                  $  1,324,351            --         77,903          .28077%
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Class B Limited Partners:
--------------------------------------------------------------------------------------------
Dubfam Inc.
c/o Residence Inn
Route 9, Interstate 84
Fishkill, NY 12524                 $     24,429            --          1,437          .00518%
--------------------------------------------------------------------------------------------
Michael H. Dubroff
c/o Residence Inn
Route 9, Interstate 84
Fishkill, NY 12524                 $    637,551            --         29,503          .10633%
--------------------------------------------------------------------------------------------
The Dubroff Family Partnership
c/o Residence Inn
Route 9, Interstate 84
Fishkill, NY 12524                 $    806,089            --         47,417          .17090%
--------------------------------------------------------------------------------------------
The Michel Family Partnership
c/o Residence Inn
Route 9, Interstate 84
Fishkill, NY 12524                 $  1,534,998           --          90,294         .32543%
--------------------------------------------------------------------------------------------
Charles M. Dubroff
c/o Residence Inn
Route 9, Interstate 84
Fishkill, NY 12524                 $    626,501            --         36,853          .13282%
--------------------------------------------------------------------------------------------
Dionis Trust
c/o Gordon Gund, Trustee
14 Nassau Street
Princeton, NJ 08542                $ 18,099,203            --      1,064,659         3.83715%
--------------------------------------------------------------------------------------------
Grant Gund
14 Nassau Street
Princeton, NJ 08542                $  5,114,960            --        300,880         1.08440%
--------------------------------------------------------------------------------------------
G. Zachary Gund
14 Nassau Street
Princeton, NJ 08542                $  5,114,960            --        300,880         1.08440%
--------------------------------------------------------------------------------------------
Gordon Gund-Grant Gund Trust
c/o Llura Gund, Trustee
14 Nassau Street
Princeton, NJ 08542                $  2,548,980            --        149,940          .54040%
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Gordon Gund-G. Zachary Gund
Trust
c/o Llura Gund, Trustee
14 Nassau Street
Princeton, NJ 08542                $  2,548,980            --        149,940          .54040%
--------------------------------------------------------------------------------------------
1988 Scott Family Trust, c/o
Hugh C. Scott, Trustee
#5 West Shore Road
Belvedere, CA 94920                $  3,422,032            --        201,296          .72549%
--------------------------------------------------------------------------------------------
Robert M. Hecker
611 Washington Street
Suite 2302
San Francisco, CA 94111            $  1,314,763            --         77,339          .27874%
--------------------------------------------------------------------------------------------
Total                              $458,211,353       250,000     27,746,088             100%
============================================================================================

                                    EXHIBIT B
                     NOTICE OF EXERCISE OF REDEMPTION RIGHT

         The undersigned hereby irrevocably (i) presents for redemption ______ units of limited partnership interest ("Units") in RFS Partnership, L.P. (the "Partnership") in accordance with the terms of the Agreement of Limited Partnership ("Agreement") of the Partnership and the "Limited Partner Redemption Right" defined therein, (ii) surrenders such Units and all right, title and interest therein, (iii) surrenders herewith any certificate or other writing evidencing the Units (and requests that any Units so evidenced that are not redeemed be evidenced by the issuance of a new certificate or writing) and (iv) directs that the "Cash Amount" or "REIT Shares Amount" (as determined by the General Partner), as defined in the Agreement, deliverable upon exercise of the Limited Partner Redemption Rights be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:________________

Name of Limited Partner:

                           ------------------------------
                           (Signature of Limited Partner)

                           ------------------------------
                           (Street Address)

                           ------------------------------
                           (City)    (State)   (Zip Code)

                           Signature Guaranteed by:

                           ------------------------------


If REIT Shares are to be issued, issue to:

----------------------------

----------------------------

----------------------------

Please provide social security or identifying number:

---------------

ACCEPTANCE OF GENERAL PARTNER:

         RFS Hotel Investors, Inc., as General Partner of the Partnership, hereby accepts the Units described above for redemption in accordance with the Agreement, and by its execution hereof evidences conclusively that the Limited Partner has satisfied all of the requirements under the Agreement for exercise of the Limited Partner Redemption Right, or that some or all of such requirements have been waived, such waiver being in the sole discretion of the General Partner.

                           RFS Hotel Investors, Inc.


                           By:
                                ------------------------------
                           Name:
                           Its:

                           Dated:
                                  ----------------------------